UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 21, 2015

SKECHERS U.S.A., INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14429	95-4376145
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

228 Manhattan Beach Boulevard, Manhattan Beach, California		90266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 318-3100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SKECHERS U.S.A., INC.
REPORT FOR INSPECTOR OF ELECTIONS

FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 21, 2015

The undersigned, the inspector of election at the Annual Meeting of Stockholders of Skechers U.S.A., Inc. (the “Company”) held on May 21, 2015, reports as follows:

1.	The numbers of shares of the Company’s Class A and Class B Common Stock that were issued and outstanding on March 31, 2015, which is the record date established by the Company’s Board of Directors for determining stockholders entitled to vote at the Annual Meeting and therefore the number of shares entitled to vote at such meeting, were 41,814,398 shares of Class A Common Stock and 10,214,396 shares of Class B Common Stock. Class A Common Stock receives one vote per share and Class B Common Stock receives ten votes per share.

2.	There were present in person or by proxy at the Annual Meeting stockholders holding 134,812,559 votes of the Company’s Common Stock, representing 93.2% of the total number of votes outstanding and entitled to vote at the meeting, which represents a quorum.

3.	I received and tabulated the votes of the stockholders at the Annual Meeting to the best of my ability and have no reason to believe that the vote totals as indicated below are not accurate and correct.

The following proposals received the number of votes set forth below:

	Votes For	Against	Withheld/Abstain

Election of Class I Directors:
Robert Greenberg	133,307,098/92.6%	–	1,505,461

Morton Erlich	122,141,609/84.8%	–	12,670,950

Thomas Walsh	134,283,935/93.3%	–	528,624

Stockholder Proposal — Report from Board of Directors on Gender and Racial Diversity on the Board	11,018,125/7.7%	112,369,117	11,425,317

Dated:	May 21, 2015 Manhattan Beach, California

Ted Weitzman

Inspector of Elections

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKECHERS U.S.A., INC.

May 21, 2015	By:	David Weinberg

Name: David Weinberg
Title: Chief Operating Officer and Chief Financial Officer